UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

CareCloud, Inc.

(formerly MTBC, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	MTBCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2022, at the Annual Meeting of Shareholders (the “Annual Meeting”) of CareCloud, Inc., (the “Company”), the Company’s shareholders approved the Third Amendment to the Company’s Amended and Restated Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares of the Company’s common stock available for issuance under the plan by 1,000,000 shares for a total of 5,851,000 shares, and to add 200,000 shares of the Company’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) available for issuance under the plan. The Company’s Board of Directors previously approved the Plan Amendment, subject to shareholder approval.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Plan Amendment, a copy of which was attached as Appendix B to the Company’s Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2022, and is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Amendment to Amended and Restated Certificate of Incorporation

On June 1, 2022, at the Annual Meeting of the Company, the Company’s shareholders approved amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to amend Section 4.1 of the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock and preferred stock that may be issued from twenty-nine million shares and seven million shares, respectively, to thirty-five million shares and fifteen million shares, respectively (the “Charter Amendment”), as described in the Company’s Proxy Statement. The Charter Amendment was filed with the Secretary of State of the State of Delaware on June 7, 2022 and became effective on such date.

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The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Eighth Amendment to Certificate of Designations of Series A Preferred Stock

On June 7, 2022, the Company filed an Eighth Amendment (the “Series A Amendment”) to Amended and Restated Certificate of Designations, Preferences and Rights (the “Series A Certificate of Designations”) of 11% Series A Cumulative Redeemable Perpetual Preferred Stock with the Secretary of State of the State of Delaware which was effective upon filing. The Series A Amendment decreased the number of authorized shares of Series A Preferred Stock from 5,350,000 shares to 4,526,231 shares. No other changes were made to the Series A Certificate of Designations.

The foregoing description of the Series A Amendment does not purport to be complete and is qualified in its entirety by reference to the Series A Amendment, a copy of which is included as Exhibit 3.3 to this Current Report on Form 8-K and incorporated by reference herein.

First Amendment to Certificate of Designations of Series B Preferred Stock

On June 7, 2022, the Company filed a First Amendment (the “Series B Amendment”) to Certificate of Designations, Preferences and Rights (the “Series B Certificate of Designations”) of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock with the Secretary of State of the State of Delaware which was effective upon filing. The Series B Amendment increased the number of authorized shares of Series B Preferred Stock from 1,640,000 shares to 4,640,000 shares. No other changes were made to the Series B Certificate of Designations.

The foregoing description of the Series B Amendment does not purport to be complete and is qualified in its entirety by reference to the Series B Amendment, a copy of which is included as Exhibit 3.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Third Amendment to Amended and Restated Equity Incentive Plan.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
3.3	Eighth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock.
3.4	First Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: June 9, 2022	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

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